UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 1, 2006

I-MANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30883	01-0524931
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Thornall Street, 12th Floor Edison, New Jersey	08837
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (207) 774-3244

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Warrants

On November 1, 2006, I-many, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional and other accredited investors named therein (each an “Investor” and collectively, the “Investors”). Pursuant to the terms of the Securities Purchase Agreement, the Company has agreed to sell a total of 3,535,566 shares (the “Shares”) of its common stock, $0.0001 par value per share (the “Common Stock”), at a price of $1.94 per share, together with warrants (the “Warrants”) to purchase an aggregate of 1,060,663 shares (the “Warrant Shares”) of Common Stock, for aggregate gross proceeds of approximately $7.0 million (the “Private Placement”).

Pursuant to the Securities Purchase Agreement, each of the Company, on the one hand, and the Investors, on the other hand, made representations and warranties regarding matters that are customarily included in financings of this nature. Such representations and warranties will survive indefinitely following the closing of the Private Placement. Pursuant to the terms of the Securities Purchase Agreement, the Company has agreed to indemnify the Investors against damages with respect to breaches of representations, warranties, covenants and agreements made by the Company under the Securities Purchase Agreement and related transaction documents. In addition, pursuant to the terms of the Securities Purchase Agreement, the Company granted the Investors the right to participate in future offerings of the Company’s securities for a period of eighteen months following the closing of the Private Placement, subject to certain exceptions. The obligations of the Company to sell and issue the Shares and the Warrants, and the obligations of the Investors to purchase such securities, are subject to the fulfillment of specified conditions prior to the closing of the Private Placement.

The Warrants will be issued upon the closing of the Private Placement and will be exercisable until November 2011 at an exercise price of $2.11 per share. In addition, the Warrants will be exercisable on a cashless basis under certain circumstances.

The description of the terms and conditions of the Securities Purchase Agreement and the Warrants set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Securities Purchase Agreement and the form of Warrant attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by this reference. The form of Securities Purchase Agreement and the form of Warrant have been included to provide information regarding their terms. They are not intended to provide any other factual information about the Company. Such information can be found in the other public filings the Company makes with the Securities and Exchange Commission (the “SEC”), which are available without charge at www.sec.gov.

Registration Rights Agreement

On November 1, 2006, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement” and together with the Securities Purchase Agreement and the Warrants, the “Transaction Documents”) with the Investors. Pursuant to the Registration Rights Agreement, the Company has agreed to register the resale of the Shares and the Warrant Shares that will be issued in connection with the Private Placement. The Company has agreed to file with the SEC a registration statement with respect to this registration within 30 days after the closing of the Private Placement. If certain of its obligations under the Registration Rights Agreement are not met, the Company has agreed to make pro-rata liquidated damages payments to each Investor.

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The description of the terms and conditions of the Registration Rights Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Registration Rights Agreement attached hereto as Exhibit 10.3 and incorporated herein by this reference.

The Investors in the Private Placement include existing stockholders of the Company and affiliated entities and individuals. ZF Partners, L.P. agreed to purchase 1,262,627 Shares and Warrants to purchase 378,788 Warrant Shares in the Private Placement. Steven L. Fingerhood, a member of the Company’s Board of Directors (the “Board”), is also a co-founder and manager of ZF Partners, L.P. Funds managed by, and individuals and entities associated with, Gagnon Securities agreed to purchase an aggregate of 1,000,000 Shares and Warrants to purchase an aggregate of 299,998 Warrant Shares in the Private Placement. These existing investors and affiliated entities and individuals are participating in the Private Placement on the same terms as the other Investors. The Pricing Committee of the Board, which is comprised solely of independent members of the Board having no financial interests in the transactions contemplated by the Private Placement, approved the final terms of the Private Placement and the participation of these existing investors and affiliated entities and individuals. In addition, Mr. Fingerhood disclosed ZF Partners’ interest in purchasing securities in the Private Placement to the Board and recused himself from all actions related to the determination by the Board of the final terms of the Private Placement.

Item 3.02. Unregistered Sales of Equity Securities.

The Company expects the Private Placement of the Shares and the Warrants to result in gross proceeds to the Company of approximately $7.0 million before the deduction of expenses related to the Private Placement payable by the Company.

The Shares and the Warrants were offered and are to be sold in the Private Placement to certain institutional and other accredited investors without registration under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

Additional information regarding the sale and issuance of the Shares and the Warrants in the Private Placement is incorporated herein by reference to “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K.

Item 8.01. Other Events.

On November 1, 2006, the Company announced that it had entered into the Securities Purchase Agreement for the sale of the Shares and the Warrants in the Private Placement. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2006	I-MANY, INC.

	By:	/s/ Robert G. Schwartz, Jr.
Robert G. Schwartz, Jr.
Vice President and General Counsel

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement, dated as of November 1, 2006, among I-many, Inc. and the Investors.

10.2	Form of Warrant issued by I-many, Inc. to each of the Investors.

10.3	Form of Registration Rights Agreement, dated as of November 1, 2006, by and among I-many, Inc. and the Investors.

99.1	Press release of I-many, Inc., dated November 1, 2006.

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